Exhibit 21.1
Subsidiaries of the Registrant
Listed below are majority-owned subsidiaries of Cardinal Health, Inc. as of June 30, 2012. Subsidiaries excluded from the list below would not, considered in the aggregate as a single subsidiary, constitute a “significant subsidiary” of Cardinal Health, Inc. as that term is defined in Rule 1-02(w) of Regulation S-X.

Subsidiary Name	State/Jurisdiction of Incorporation
Allegiance (BVI) Holding Co. Ltd.	British Virgin Islands
Allegiance Corporation	Delaware
Beckloff Associates, Inc.	Kansas
Borschow Hospital & Medical Supplies, Inc.	Puerto Rico
Cardinal Health (Beijing) Medical Trading Co., Ltd.	China
Cardinal Health (Chengdu) Pharmacy Co., Ltd.	China
Cardinal Health (Chongqing) Pharmaceutical Co., Ltd.	China
Cardinal Health (H.K.) Co. Limited	Hong Kong
Cardinal Health (Hubei) Pharmaceutical Co., Ltd.	China
Cardinal Health (L) Co., Ltd.	Malaysia
Cardinal Health (Shanghai) Pharmaceutical Co., Ltd.	China
Cardinal Health (Sichuan) Pharmaceutical Co., Ltd.	China
Cardinal Health (Zhejiang) Pharmaceutical Co., Ltd.	China
Cardinal Health 100, Inc.	Indiana
Cardinal Health 104 LP	Ohio
Cardinal Health 105, Inc.	Ohio
Cardinal Health 107, LLC	Ohio
Cardinal Health 108, Inc.	Tennessee
Cardinal Health 110, Inc.	Delaware
Cardinal Health 111, LLC	Delaware
Cardinal Health 112, LLC	Delaware
Cardinal Health 114, Inc.	Delaware
Cardinal Health 115, LLC	Ohio
Cardinal Health 116, LLC	Delaware
Cardinal Health 118, LLC	Delaware
Cardinal Health 119, LLC	Delaware
Cardinal Health 2, LLC	Nevada
Cardinal Health 200, LLC	Delaware
Cardinal Health 201 Canada L.P.	Alberta
Cardinal Health 201, Inc.	Delaware
Cardinal Health 215, LLC	Delaware
Cardinal Health 222 (Thailand) Ltd.	Thailand
Cardinal Health 3, LLC	Delaware
Cardinal Health 411, Inc.	Ohio
Cardinal Health 414, LLC	Delaware
Cardinal Health 5, LLC	Delaware
Cardinal Health 6, Inc.	Nevada
Cardinal Health 7, LLC	Delaware
Cardinal Health Canada 437, Inc.	Canada
Cardinal Health Canada Inc.	Canada
Cardinal Health Cayman Islands Holding Co. Ltd	Cayman Islands
Cardinal Health Cayman Islands Ltd.	Cayman Islands
Cardinal Health D.R. 203 II Ltd.	Bermuda

Subsidiary Name	State/Jurisdiction of Incorporation
Cardinal Health Finance	England & Wales
Cardinal Health Foundation	Ohio
Cardinal Health Funding, LLC	Nevada
Cardinal Health IPS, LLC	Delaware
Cardinal Health Ireland 419 Limited	Ireland
Cardinal Health Luxembourg 420 S.a.r.l.	Luxembourg
Cardinal Health Malta 212 Limited	Malta
Cardinal Health Managed Care Services, LLC	Delaware
Cardinal Health P.R. 218, Inc.	Puerto Rico
Cardinal Health Pharmaceutical Contracting, LLC	Delaware
Cardinal Health Pharmacy Services, LLC	Delaware
Cardinal Health Singapore 225 Pte. Ltd.	Singapore
Cardinal Health Systems, Inc.	Ohio
Cardinal Health Technologies Switzerland GmbH	Switzerland
Cardinal Health Technologies, LLC	Nevada
Cardinal Health U.K. International Holding LLP	England & Wales
Cirpro de Delicias S.A. de C.V.	Mexico
Clinical Data Matrix, LLC	Delaware
Convertors de Mexico S.A. de C.V.	Mexico
Dismed Inc.	Canada
Dutch American Manufacturers II (D.A.M. II) B.V.	Netherlands
EPIC Insurance Company	Vermont
Futuremed Healthcare Products Corporation	Ontario
Futuremed Holdings General Partner Inc.	Ontario
Griffin Capital, LLC	Nevada
Healthcare Solutions Holding, LLC	Delaware
HLS Advantage, LLC	Ohio
Kinray, Inc.	New York
Lake Charles Pharmaceutical Supply Company, L.L.C.	Louisiana
Leader Drugstores, Inc.	Delaware
Medicine Shoppe International, Inc.	Delaware
OncoSource Rx, LLC	Delaware
One Cloverleaf, LLC	Delaware
P4 Healthcare, LLC	Delaware
P4 Pathways, LLC	Delaware
P4 Solutions, LLC	Delaware
Parmed Pharmaceuticals, Inc.	Delaware
Pinnacle Intellectual Property Services, Inc.	Nevada
Pinnacle Intellectual Property Services-International, Inc.	Nevada
Quiroproductos de Cuauhtmoc S. de R.L. de C.V.	Mexico
Ransdell Surgical, Inc.	Kentucky
Rxealtime, Inc.	Nevada